Exhibit 99.1

PRESS RELEASE

Blackbaud Appoints Bradley Pyburn, Former Chief of Staff of U.S. Cyber
Command, to Board of Directors

Pyburn Brings More than 30 Years of Cybersecurity and IT Experience with an Extensive Military and Government Career
Charleston, S.C. (December 9, 2024) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced the appointment of Bradley Pyburn, retired Air Force major general and former chief of staff for U.S. Cyber Command, to its board of directors. With an accomplished career across the military and government sectors, Pyburn brings more than three decades of experience in cybersecurity, IT and enterprise operations.

“We’re honored to welcome Bradley to the Blackbaud board of directors,” said Andrew M. Leitch, chairman of the Blackbaud board. “With a strong background in strategic design and execution, leading complex global operations, developing and leading high-performance teams, and mitigating risk, Bradley will make a great addition to the board. His vast experience across cybersecurity, IT, software, and digital landscapes will be incredibly valuable as we lead Blackbaud into the next era of innovation and delivering customer value while further strengthening our cybersecurity practices.”
Pyburn built his career in Air Force Cybersecurity Operations, serving from 1991-2024. His various leadership roles included Chief Information Officer of Air Combat Command, Deputy Commander of U.S. Air Force Cyber, and Chief of Staff of U.S. Cyber Command before his retirement as Major General in September of this year. During his military tenure, Pyburn oversaw thousands of personnel and multi-billion-dollar budgets while defending U.S. critical infrastructure and providing cybersecurity for millions of users and thousands of networks. He guided U.S. Cyber Command’s inaugural AI strategy—setting the foundation for capability integration into cybersecurity operations.
Pyburn holds a Master of Science degree in National Resource Strategy from the Eisenhower School at the National Defense University, a Master of Science degree in Military Studies from Marine Corps University, a Master of Science degree in Computer Science from the Air Force Institute of Technology, and a Bachelor of Science degree in Computing and Information Science, and Mathematics from McKendree University.
“I’m excited to join the Blackbaud board as I look to continue applying my cybersecurity and enterprise experience in the private sector,” said Pyburn. “Helping social impact organizations power their operations is an important mission, and I look forward to contributing to the value Blackbaud can bring to its customers.”
In addition to Pyburn, Blackbaud’s board of directors includes Andrew M. Leitch (chairman), Deneen DeFiore, Mike Gianoni (CEO and vice chairman), Yogesh K. Gupta, Rupal S. Hollenbeck, D. Roger Nanney, Sarah E. Nash and Kristian Talvitie.
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud’s essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud’s solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers,

PRESS RELEASE
and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com or follow us on X/Twitter, LinkedIn, Instagram and Facebook.
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Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expected benefits of products and product features. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.